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                                                                     EXHIBIT 11


                    WELLINGTON HALL, LIMITED AND SUBSIDIARIES

                         EARNINGS PER SHARE COMPUTATION

                                     October 31,                       Years Ended April 30,
                                     -----------          ------------------------------------------
                                        1996              1996                1995             1994
Primary
Average shares outstanding           1,689,887          1,689,887           1,689,887         1,689,887


  Net effect of dilutive stock
  options and stock purchase
  awards, based on the treasury
  stock method using average
  market price
                                    ----------         ----------          ----------       -----------

  Total Shares                       1,689,887          1,689,887           1,689,887         1,689,887
                                    ----------         ----------          ----------       -----------
Net Income (loss)                       36,859             73,574             222,655           384,398

                                    ----------         ----------          ----------       -----------
Per share amount                    $      .02         $      .04          $      .13       $        23
                                    ----------         ----------          ----------       -----------

Fully diluted:
  Average shares outstanding         1,689,887          1,689,887           1,689,887         1,689,887
  Net effect of dilutive stock
  options and stock purchase
  awards, based on the treasure
  stock method using the year-
  end market price if higher
  than average market price
                                    ----------         ----------          ----------       -----------

  Total Shares                       1,689,887          1,689,887           1,689,887         1,689,887
                                    ----------         ----------          ----------       -----------

  Net Income (loss)                     36,859             73,574             222,655           384,398
                                    ----------         ----------          ----------       -----------

    Per share amount                $      .02         $      .04          $      .13       $       .23
                                    ----------         ----------          ----------       -----------